Exhibit 99.1

Contact:	Karla Harvill
770-393-5091

Gold Kist Inc. Reports Second Quarter and First Half Fiscal 2006 Results

ATLANTA, Ga. (May 9, 2006) – Gold Kist Inc. (NASDAQ:GKIS) today reported financial results for the second quarter and six months ended April 1, 2006. For the second quarter of fiscal 2006, the Company reported a net loss of $16.2 million, or $(0.32) per diluted share, compared with net income of $38.7 million, or $0.76 per diluted share, for the second quarter of fiscal 2005. Net sales for the second quarter of 2006 declined 6.7 percent to $532.4 million compared with net sales of $570.8 million reported for the second quarter of fiscal 2005.

For the first six months of fiscal 2006, the Company reported a net loss of $13.7 million, or $(0.27) per diluted share, compared with net income of $42.9 million, or $0.85 per diluted share, earned in the first six months of fiscal 2005. Net sales for the six months ended April 1, 2006, declined 4.0 percent to $1.08 billion compared with $1.12 billion reported for the six months ended April 2, 2005.

Commenting on the results, John Bekkers, president and chief executive officer, said, “The trends established in the first quarter of fiscal 2006 continued during the second quarter. Average broiler prices declined 9.4 percent in the second quarter and 5.7 percent for the first half of fiscal 2006 compared with the same periods in fiscal 2005. A drop in consumption in export markets due to avian influenza concerns contributed to greater domestic supply and lower prices.

“Processing costs increased due to additional pounds processed and on a per-pound basis due to higher utilities, freight and packaging costs. Feed costs for the six months ended April 1, 2006, were slightly higher than in the comparable period of fiscal 2005 due to the additional pounds produced, partially offset by lower soybean meal ingredient costs. Average prices for corn for the first half of fiscal 2006 were 1.3 percent higher and soybean meal was 5.8 percent lower compared with the first half of fiscal 2005.

“We will continue to focus on increasing the percentage of value-added products we sell, which accounted for 57 percent of our total sales for the six months ended April 1, 2006. We also will continue to focus on growing our private-label business, and will continue to work on becoming more efficient, improving our performance and containing our costs. While we do not expect our strategies to completely offset the effects of the oversupply of protein and lower market prices, we believe our strategies and the strength of our balance sheet, will serve to lessen the impact and position the Company to recover more quickly and to be stronger when conditions improve.”

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Gold Kist Announces Second Quarter 2006 Financial Results

May 9, 2006

Gold Kist Inc. will hold a conference call to discuss this press release today, May 9, 2006, at 11 a.m. Eastern time. Investors will have the opportunity to listen to a live Internet broadcast of the conference call through the Company’s Web site at www.goldkist.com or through www.earnings.com. To listen to the live call, please go to the Web site at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call and continue through June 9, 2006. If Internet access is unavailable, you may participate on the live call by telephone by dialing (800) 257-2101. The confirmation number for this call is 11059894.

This news release contains “forward-looking statements” as defined in the federal securities laws regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future, including statements relating to the Company’s strategy of enhancing its value-added product lines, focusing on cost controls, becoming more efficient, improving its performance and growing the Company’s private label business, and relating to pricing trends and processing costs. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for finished and value-added products including competitive factors and the supply and pricing of alternative meat proteins; effectiveness of our sales and marketing programs; disease outbreaks affecting broiler production, demand and/or marketability of our products; uncertainties relating to fluctuations in the cost and availability of raw materials, such as feed ingredients; risks associated with effectively executing risk management activities; changes in the availability and relative costs of labor and contract growers; effectiveness of our capital expenditures and other cost-savings measures; contamination of products, which can lead to product liability and product recalls; access to foreign markets together with foreign economic conditions; acquisition activities and the effect of completed acquisitions; pending or future litigation; the ability to obtain additional financing or make payments on our debt; regulatory developments, industry conditions and market conditions; and general economic conditions; as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 1, 2005, and subsequently filed Quarterly Reports on Form 10-Q . Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Gold Kist

Gold Kist is the third largest chicken company in the United States, accounting for more than 9 percent of chicken produced in the United States in 2005. Gold Kist operates a fully-integrated chicken production business that provides processing, purchasing and marketing services. Gold Kist’s production operations include nine complexes located in Alabama, Florida, Georgia, North Carolina and South Carolina. For more information, visit our Web site at www.goldkist.com.

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Gold Kist Announces Second Quarter 2006 Financial Results

May 9, 2006

GOLD KIST INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

(Unaudited)

	October 1, 2005	April 1, 2006
ASSETS
Current assets:
Cash and cash equivalents	$153,561	$125,184
Receivables, net	125,389	109,714
Inventories, net	233,681	205,265
Deferred income taxes, net	11,506	12,442
Other current assets	26,873	38,365

Total current assets	551,010	490,970
Investments	10,747	11,262
Property, plant and equipment, net	286,515	317,581
Deferred income taxes, net	25,133	25,133
Other assets	52,284	60,969

	$925,689	$905,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current maturities of long-term debt	$1,518	$1,446
Accounts payable	87,486	83,072
Accrued compensation and related expenses	27,292	17,406
Income taxes payable	34,850	13,897
Accrued insurance costs	39,458	49,253
Other current liabilities	36,105	33,022

Total current liabilities	226,709	198,096
Long-term debt, less current maturities	143,714	142,927
Accrued pension costs	54,450	61,472
Accrued postretirement benefit costs	3,961	3,181
Accrued insurance costs	32,600	44,654
Other liabilities	13,527	15,188

Total liabilities	474,961	465,518
Stockholders’ equity:
Preferred stock	—	—
Common stock	511	510
Additional paid-in capital	399,619	403,384
Accumulated other comprehensive loss	(61,265)	(61,265)
Retained earnings	112,246	98,562
Common stock held in treasury	(383)	(794)

Total stockholders’ equity	450,728	440,397

	$925,689	$905,915

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Gold Kist Announces Second Quarter 2006 Financial Results

May 9, 2006

GOLD KIST INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 2, 2005	April 1, 2006	April 2, 2005	April 1, 2006
Net sales volume	$570,809	$532,365	$1,122,767	$1,077,725
Cost of sales	477,554	535,217	981,676	1,048,180

Gross profit (loss)	93,255	(2,852)	141,091	29,545
Distribution, administrative and general expenses	33,076	24,891	58,042	51,904
Conversion expenses	—	—	1,418	—

Net operating income (loss)	60,179	(27,743)	81,631	(22,359)

Other income (expenses):
Interest and dividend income	1,890	1,379	2,715	2,950
Interest expense	(6,213)	(3,878)	(13,303)	(8,267)
Debt prepayment interest and write-off of fees and discount	—	—	(10,016)	—
Miscellaneous, net	1,284	1,446	2,986	2,601

Total other expenses, net	(3,039)	(1,053)	(17,618)	(2,716)

Income (loss) before income taxes	57,140	(28,796)	64,013	(25,075)
Income tax expense (benefit)	18,471	(12,569)	21,151	(11,391)

Net income (loss)	$38,669	$(16,227)	$42,862	$(13,684)

Net income (loss) per common share:
Basic	$0.77	$(0.32)	$0.86	$(0.27)

Diluted	$0.76	$(0.32)	$0.85	$(0.27)

Weighted average common shares outstanding:
Basic	49,972	50,116	49,972	50,079

Diluted	50,749	50,116	50,470	50,079

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